Exhibit 99.1

Viveve Announces Settlement of Patent Infringement Litigation with Thermi

ENGLEWOOD, CO – June 4, 2018 - Viveve Medical, Inc. (NASDAQ: VIVE), a medical technology company focused on women's intimate health, today announced that is has reached a settlement to resolve the patent litigation that it filed in 2016 against ThermiGen, LLC, ThermiAesthetics, LLC, and Dr. Red Alinsod in the U.S. District Court for the Eastern District of Texas citing infringement of Viveve’s intellectual property (Viveve, Inc. v. ThermiGen, LLC, No.2:16-1189). Under the settlement, Viveve will receive a monetary payment and on-going royalty, as well as other mutual agreements relating to certain intellectual property owned by the companies.

“We are extremely pleased to have reached a favorable settlement in this case, which concludes the patent litigation in defense of our intellectual property rights against Thermi. As we continue to advance our global clinical and commercialization strategy, we intend to continue to take action to protect our valuable intellectual property portfolio,“ said Scott Durbin, chief executive officer and director of Viveve.

About Viveve

Viveve Medical, Inc. is a women's intimate health company passionately committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System, that delivers the Viveve treatment, incorporates clinically-proven cryogen-cooled, monopolar radiofrequency (CMRF) technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate robust neocollagenesis in a single 30-minute in-office session.

International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications from over 55 countries. Viveve received approval of an Investigational Device Exemption (IDE) application from the U.S. Food and Drug Administration (FDA) in March of 2018 to proceed with VIVEVE II, a multicenter, randomized, double-blind, sham-controlled study to assess improvement of sexual function in women following childbirth. Initiation of the trial began in the second quarter of 2018 and if successful, could support a marketing application for a new U.S. commercial indication. Currently, in the United States, the Viveve System is cleared by the FDA for use in general surgical procedures for electrocoagulation and hemostasis.

Viveve has submitted an Investigational Trial Application to the Canadian Ministry of Health and plans to submit an IDE to the FDA to conduct two independent multicenter randomized registration trials (LIBERATE-International and LIBERATE-U.S. respectively) for use of the CMRF device in stress urinary incontinence treatment.

InControl Products by Viveve are FDA cleared medical devices that treat stress, urge, and mixed incontinence conditions and products to improve pelvic floor strength. Viveve exclusively distributes InControl Medical's products to healthcare providers in the United States.

For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

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